Exhibit 32
                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Annual Report of Bikini Team International, Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Annual Report"), we, Victoria Jenson, President of the Company, and Shirley Cook, Treasurer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


     Dated: 3/30/04                           /s/ Victoria Jenson
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                                              Victoria Jenson
                                              President

     Dated: 3/30/04                           /s/ Shirley Cook
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                                              Shirley Cook,
                                              Treasurer